Exhibit 99.1

Ignite Restaurant Group Reports First Quarter 2015 Financial Results

Houston, TX—(BUSINESS WIRE)—May 4, 2015 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the first quarter ended March 30, 2015.

On April 17, 2015, subsequent to the end of the first quarter, the Company completed the sale of its Macaroni Grill subsidiary. Consequently, the results of operations for Macaroni Grill are reflected in discontinued operations for all periods presented.

Highlights for the first quarter of 2015 were as follows:

●	Total revenues were $122.2 million, compared to $123.1 million in the first quarter of 2014;
●	Comparable restaurant sales increased 5.4% at Brick House Tavern + Tap and decreased 3.8% at Joe’s Crab Shack;
●

Loss from continuing operations was $3.2 million, or $0.12 per diluted shares, compared to income from continuing operations of $0.1 million, or $0.01 per diluted shares in the first quarter of 2014; and

●

Adjusted income (loss) from continuing operations (a non-GAAP measure) was a loss of $1.0 million, or $0.04 per diluted share, compared to income of $145,000, or $0.01 per diluted share in the first quarter of 2014.

Ray Blanchette, President and Chief Executive Officer of Ignite Restaurant Group, stated, “We’re pleased with the continued momentum at Brick House Tavern + Tap, led by another quarter of impressive comparable store sales growth. While sales challenges persisted at Joe’s Crab Shack, we have streamlined our organizational structure to allow us to refocus our management team, reduce costs, and position ourselves to create momentum heading into the summer.”

Review of First Quarter 2015 Operating Results

Total revenues were $122.2 million in the first quarter of 2015, a decrease of 0.7% compared to $123.1 million in the first quarter of last year.

●	Revenues at Joe’s Crab Shack were $103.1 million during the first quarter of 2015 versus $105.3 million in the prior year first quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 3.8%.

●

Revenues at Brick House Tavern + Tap were $19.1 million in the first quarter of 2015 compared to $17.8 million in the prior year first quarter. Comparable restaurant sales at Brick House Tavern + Tap increased 5.4%.

For the first quarter of 2015, loss from continuing operations was $3.2 million, or $0.12 per diluted share compared to income from continuing operations of $0.1 million, or $0.01 per diluted share in the first quarter of 2014.

Development

During the first quarter of 2015, the Company opened two company-owned Brick House restaurants, one in Princeton, New Jersey and one in Grapevine, Texas.

Liquidity

At March 30, 2015, the Company had $32.1 million of cash and approximately $22.2 million of available borrowing capacity under its current credit facility. The Company was in compliance with the credit facility’s financial covenants.

Conference Call

Ignite will host a conference call to discuss first quarter financial results today at 4:30 PM Eastern Standard Time. Hosting the call will be Ray Blanchette, President and Chief Executive Officer and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-663-2254 or for international callers by dialing 913-312-1463. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 7592396. The replay will be available until May 11, 2015. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. (NASDAQ: IRG) owns and operates restaurants throughout the U.S. Headquartered in Houston, Ignite's portfolio of restaurant concepts currently includes Joe's Crab Shack and Brick House Tavern + Tap. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements include, but are not limited to, statements regarding the scheduled conversions of restaurants, the anticipated growth of Brick House Tavern + Tap and our effective tax rate.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 29, 2014 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen weeks ended March 30, 2015 and March 31, 2014, and selected consolidated balance sheet information as of March 30, 2015 and December 29, 2014:

Consolidated Statements of Operations	Thirteen Weeks Ended March 30, 2015		Thirteen Weeks Ended March 31, 2014
	(In thousands, except percent and per share data)

Revenues	$122,219	100.0%	$123,095	100.0%

Costs and expenses

Restaurant operating costs and expenses
Cost of sales	38,601	31.6%	39,035	31.7%
Labor expenses	34,817	28.5%	35,748	29.0%
Occupancy expenses	10,222	8.4%	9,500	7.7%
Other operating expenses	22,099	18.1%	21,000	17.1%
General and administrative	8,395	6.9%	10,643	8.6%
Depreciation and amortization	6,229	5.1%	5,822	4.7%
Pre-opening costs	468	0.4%	204	0.2%
Asset impairments and closures	30	0.0%	84	0.1%
Loss on disposal of assets	158	0.1%	172	0.1%

Total costs and expenses	121,019	99.0%	122,208	99.3%

Income from operations	1,200	1.0%	887	0.7%
Interest expense, net	(3,876)	(3.2)%	(1,878)	(1.5)%

Loss from continuing operations before income taxes	(2,676)	(2.2)%	(991)	(0.8)%
Income tax expense (benefit)	520	0.4%	(1,136)	(0.9)%
Income (loss) from continuing operations	(3,196)	(2.6)%	145	0.1%
Loss from discontinued operations, net	(19,039)	(15.6)%	(410)	(0.3)%

Net loss	$(22,235)	(18.2)%	$(265)	(0.2)%

Basic and diluted net income (loss) per share data:

Net loss per share
Basic and diluted
Income (loss) from continuing operations	$(0.12)		$0.01
Loss from discontinued operations, net	$(0.74)		$(0.02)
Net loss	$(0.87)		$(0.01)

Weighted average shares outstanding
Basic	25,674		25,639
Diluted	25,674		25,680

Selected Consolidated Balance Sheet Information	March 30, 2015	December 29, 2014
	(In thousands)
Cash and cash equivalents	$32,100	$20,564
Total assets	308,968	327,720
Long term debt (including current portion)	162,408	162,702
Total liabilities	278,876	276,421
Total stockholders' equity	30,092	51,299

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2015	March 31, 2014
	(dollars in thousands)
Selected Other Data(1):
Restaurants opened during the period	2	-
Number of restaurants open (end of period):
Joe's Crab Shack	138	136
Brick House Tavern + Tap	23	20
Total restaurants	161	156
Restaurant operating weeks
Joe's Crab Shack	1,805	1,768
Brick House Tavern + Tap	279	260
Average weekly sales
Joe's Crab Shack	$57	$60
Brick House Tavern + Tap	$68	$68
Change in comparable restaurant sales
Joe's Crab Shack	(3.8%)	(6.0%)
Brick House Tavern + Tap	5.4%	10.0%
Total	(2.7%)	(4.3%)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of this non-GAAP financial measure, including a discussion of the usefulness and purpose of the measure, in its Form 8-K filed with the Securities and Exchange Commission on May 4, 2015.

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2015	March 31, 2014
	(In thousands, except per share data)
Income (loss) from continuing operations - GAAP	$(3,196)	$145
Adjustments - continuing operations:
Costs related to conversions, remodels and closures	49	-
Income tax effect of adjustments above	(19)	-
Deferred tax asset valuation allowance	2,126	-
Adjusted income (loss) from continuing operations - non-GAAP	$(1,040)	$145

Weighted average shares outstanding (GAAP)
Basic	25,674	25,639
Diluted	25,674	25,680
Income (loss) from continuing operations per share (GAAP)
Basic and diluted	$(0.12)	$0.01
Adjusted income (loss) from continuing operations per share (non-GAAP)
Basic and diluted	$(0.04)	$0.01